As filed with the Securities and Exchange Commission on December 18, 2001.
                        Registration No. 333-_____

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                 FORM S-8
                         REGISTRATION STATEMENT
                                   UNDER
                       THE SECURITIES ACT OF 1933

                      BRADLEY PHARMACEUTICALS, INC.
          (exact name of registrant as specified in its charter)

        Delaware                  2834                       22-2581418
    (State or other   (Primary Standard Industrial       (I.R.S. Employer
    jurisdiction of    Classification Code Number)        Identification No.)
    incorporation
    or organization)

                            383 Route 46 West
                       Fairfield, New Jersey 07004
                             (973) 882-1505
        (Address, including zip code, and telephone number, including area code, of registrant's principal offices)

             1990 Incentive and Non-Qualified Stock Option Plan
             1999 Incentive and Non-Qualified Stock Option Plan
                        (Full Title of the Plans)

                             DANIEL GLASSMAN
                          Chairman of the Board
                       Bradley Pharmaceuticals, Inc.
                            383 Route 46 West
                        Fairfield, New Jersey 07004
                             (973) 882-1505
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 Copy to:
                         W. RAYMOND FELTON, ESQ.
              Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                        Metro Corporate Campus I
                          Post Office Box 5600
                      Woodbridge, New Jersey 07095
                            (732) 549-5600


                     CALCULATION OF REGISTRATION FEE

                                           Proposed      Proposed
                                           Maximum       Maximum
Title of each Class of       Amount        Offering      Aggregate  Amount of
Securities to be             to be         Price per     Offering   Registration
Registered               Registered(1)(6)  Share         Price        Fee

Common Stock, par value
  $.01 per share, to be
  issued pursuant to
  prior option grants
  under the 1990
  Incentive and
  Non-Qualified Stock
  Option Plan              710,748        $1.48(2)  $1,051,907.04(2) 	$251.41

Common Stock, par value
  $.01 per share, issued
  pursuant to prior
  option grants under the
  1990 Incentive and Non-
  Qualified Stock Option
  Plan                     274,695        $1.70(3)    $466,981.50(3)  $111.61

Common Stock, par value
  $.01 per share, to be
  issued pursuant to
  prior option grants
  under the 1999
  Incentive and Non-
  Qualified Stock Option
  Plan                     743,090        $4.04(4)  $3,002,083.60(4)  $717.50

Common Stock, par value
  $.01 per share, to be
  issued pursuant to
  future option grants
  under the 1999
  Incentive and Non-
  Qualified Stock
  Option Plan            2,506,910       $18.08(5) $45,324,932.80(5) $10,832.66

--------------------------
     (1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided among four (4) subtotals.

     (2) Pursuant to Rule 457(h), these prices are calculated based on a weighted average exercise price of $1.48 per share covering 710,748 shares subject to stock options granted under the 1990 Incentive and Non-Qualified Stock Option Plan.

     (3) Pursuant to Rule 457(h), these prices are calculated based on a weighted average exercise price of $1.70 per share covering 274,695 shares subject to stock options granted under the 1990 Incentive and Non-Qualified Stock Option Plan.

     (4) Pursuant to Rule 457(h), these prices are calculated based on a weighted average exercise price of $4.04 per share covering 743,090 shares subject to stock options granted under the 1999 Incentive and Non-Qualified Stock Option Plan.

     (5) Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, the proposed maximum aggregate offering price and the amount of the registration fee are calculated based on the average of the high and low prices of the Company's Common Stock on December 17, 2001, as reported on the Nasdaq National Market.

     (6) Includes an indeterminate number of shares of common stock issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to Rule 416 under the Securities Act of 1933, as amended.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



                                PART II.

Item 3. Incorporation of Certain Information by Reference

     The prospectus filed with the Securities and Exchange Commission on December 7, 2001 pursuant to Rule 424(b) under the Securities Act of 1933 is hereby incorporated by reference.

     In addition, the following documents we filed with the Commission pursuant to the Exchange Act (File No. 0-18881) are hereby incorporated by reference, except as otherwise superseded or modified:

     * Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000,
     * Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001,
     * Our Definitive Proxy Statement in connection with the 2000 Annual Meeting of Shareholders.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this filing.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        The description set forth under the caption "Indemnification of Directors and Officers" in our Registration Statement on Form SB-2, filed October 15, 1997, No. 33-37935, is incorporated herein by reference.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

Exhibit
Numbers             Description of Documents

3.1 Certificate of Incorporation of the Company, as amended (Incorporated by reference from the Company's Proxy Statement for the 1998 Annual Meeting)

3.2 By-laws of the Registrant, as amended (Incorporated by reference from the Company's Proxy Statement for the 1998 Annual Meeting)

4.1 Placement Agent's Unit Purchase Option (Incorporated by reference from the Company's Proxy Statement for the 1998 Annual Meeting)

10.1    1990 Stock Option Plan, as amended (Incorporated by reference to Exhibit
        10.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.)

10.30 Loan and Security Agreement dated as of April 7, 2001 among LaSalle Business Credit, Inc., the Company, Doak, Bradley Pharmaceuticals (Canada), Inc. and Bradley Pharmaceuticals Overseas, Ltd. (Incorporated by reference to Exhibit 10 to the Company's Current Report on Form 8-K for an event dated April 15, 2001)

10.31 Waiver and Amendment No. 3 dated June 19, 2000 among LaSalle Business Credit, Inc., the Company, Doak, Bradley Pharmaceuticals (Canada), Inc. and Bradley Pharmaceuticals Overseas, Ltd. (Incorporated by reference to
        Exhibit 10 to the Company's Current Report on Form 8-K for an event dated June 23, 2001)

10.32 1999 Stock Option Plan, as amended (Incorporated by reference to Exhibit B to the Company's Proxy Statement filed with Securities and Exchange Commission on June 2, 1999.)

21.1    Subsidiaries of the Registrant (Incorporated by reference to Exhibit
        21.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996)

23.2    Consent of Grant Thornton LLP

24.1    Opinion Letter from Attorney



Item 9. Undertakings.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as express in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes:



(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:


     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey, on the 18th day of December, 2001.

                                             BRADLEY PHARMACEUTICALS, INC.

                                           By:/s/  Daniel Glassman
                                             ---------------------
                                             DANIEL GLASSMAN
                                             Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Glassman his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be one in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                          Title                          Date
---------                          -----                          ----

/s/ Daniel Glassman            Chairman of the Board           December 18, 2001
---------------------------    President and Chief
Daniel Glassman                Executive Officer

/s/ Iris Glassman              Treasurer and Director          December 18, 2001
---------------------------
Iris S. Glassman

/s/ Bruce Simpson              Secretary and Director          December 18, 2001
---------------------------
Bruce Simpson

                               Director                        December 18, 2001
----------------------------
Dr. Philip W. McGinn, Jr.

/s/  Dr. Alan G. Wolin         Director                        December 18, 2001
---------------------------
Dr. Alan G. Wolin



                                                                 EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 23, 2001 accompanying the consolidated financial statements of Bradley Pharmaceuticals, Inc. and subsidiaries included in the Annual Report on Form 10-KSB for the year ended December 31, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


GRANT THORNTON LLP





New York, New York
December 18, 2001







                                                              Exhibit 24.1

               Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                         Metro Corporate Campus One
                               P.O. Box 5600
                         Woodbridge, NJ 07095-0988

     December 18, 2001

Bradley Pharmaceuticals, Inc.
383 Route 46 West
Fairfield, New Jersey 07004

     Re:   Bradley Pharmaceuticals, Inc.

Gentlemen:

     We have acted as your counsel in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by you with the Securities and Exchange Commission covering 4,235,443 shares of common stock, $.01 par value, which may be issued by the Company in accordance with options and other awards granted under your 1999 Incentive and Non-Qualified Stock Option Plan and your 1990 Incentive and Non-Qualified Stock Option Plan As used herein, the term "Shares" means such shares issuable under the 1990 Plan and the 1999 Plan.

     As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

     In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us. We have assumed that the corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.

     Based solely upon and subject to the foregoing, we are of the opinion that the shares of Common Stock are duly authorized, issued and full paid and non-assessable, and the issuance of such shares by the Company is not subject to any preemptive or similar rights.

     We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                                Very truly yours,

                                                Greenbaum, Rowe, Smith,
                                                Ravin, Davis & Himmel LLP



















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